As filed with the Securities and Exchange Commission on November 22, 2023

Registration No. 333-275551

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Pre-Effective Amendment No. 1

to

Form S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CELCUITY INC.

(Exact name of registrant as specified in its charter)

Delaware	82-2863566
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification Number)

16305 36th Avenue N., Suite 100

Minneapolis, MN 55446
(763) 392-0123
(Address, including zip code, and telephone number, including area code, of principal executive offices)

Brian F. Sullivan
Chief Executive Officer
16305 36th Avenue N., Suite 100

Minneapolis, MN 55446
(763) 392-0123
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:
Eric O. Madson
Liz Dunshee
Fredrikson & Byron, P.A.
60 South Sixth Street, Suite 1500

Minneapolis, Minnesota 55402
(612) 492-7000

Approximate date of commencement of proposed sale to the public: From time to time after the effectiveness of the Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒	Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Pre-Effective Amendment No. 1 (the “Amendment”) is being filed to amend the Registration Statement on Form S-3 (File No. 333-275551), originally filed by the registrant on November 14, 2023 (the “Registration Statement”). The sole purpose of this Amendment is to include Exhibit 10.1, the Securities Purchase Agreement, dated October 18, 2023, by and among the registrant and the Selling Stockholders, as an exhibit on the Exhibit Index hereto. Accordingly, this Amendment consists only of the cover page of the Registration Statement, this Explanatory Note, the amended Exhibit Index to the Registration Statement and the signature pages. This Amendment does not modify any provision of the prospectus contained in Part I or the balance of Part II of the Registration Statement.

Item 16. Exhibits.

The following is a list of exhibits filed as part of this registration statement.

Exhibit	Description
4.1 **	Certificate of Incorporation of the Company, as amended, including the Certificate of Designations of Preferences, Rights, and Limitations of Series A Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K/A filed with the SEC on April 7, 2023).
4.2 **	Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 13, 2017).
4.3 **	Specimen Certificate representing shares of common stock of Celcuity Inc. (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1/A filed with the SEC on September 12, 2017).
4.4 **	Form of Pre-Funded Warrant (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 23, 2023).
4.5 **	Registration Rights Agreement, dated October 18, 2023, by and among the Company and the Investors named therein (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on October 23, 2023).
5.1 **	Opinion of Fredrikson & Byron, P.A. relating to the Securities
10.1	Securities Purchase Agreement, dated October 18, 2023, by and among the Company and the Investors named therein (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 23, 2023).
23.1 **	Consent of Fredrikson & Byron, P.A. (included in Exhibit 5.1)
23.2 **	Consent of Boulay PLLP
24.1 **	Power of attorney (included on the signature page)
107 **	Filing Fee Table

**	Previously filed

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Pre-Effective Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in Minneapolis, Minnesota, on November 22, 2023.

CELCUITY INC.

By:	/s/ Brian F. Sullivan
Brian F. Sullivan
Chairman and Chief Executive Officer
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Brian F. Sullivan	Chairman and Chief Executive Officer (Principal Executive Officer)	November 22, 2023
Brian F. Sullivan

/s/ Vicky Hahne	Chief Financial Officer (Principal Financial and Accounting Officer)	November 22, 2023
Vicky Hahne

*	Chief Science Officer, Vice President and Secretary, and Director	November 22, 2023
Lance G. Laing

*	Director	November 22, 2023
Richard E. Buller

*	Director	November 22, 2023
David F. Dalvey

*	Director	November 22, 2023
Leo T. Furcht

*	Director	November 22, 2023
Richard J. Nigon

*	Director	November 22, 2023
Polly Murphy

*By Brian F. Sullivan as Attorney-in-Fact